Innovative Industrial Properties Third Quarter 2026 Supplemental Financial Information

Innovative Industrial Properties Overview Forward-Looking Statements 3 Company Overview 4 Financial Information Quarterly Performance Summary 5 Balance Sheet 6 Net Income 7 Statements of Cash Flows 8 FFO, Normalized FFO, and AFFO Reconciliation 9 EBITDA Reconciliation 10 Historical Net Income 11 Historical FFO, Normalized FFO, and AFFO Reconciliation 12 Historical EBITDA Reconciliation 13 Portfolio Data Highlights 14 Geographic Concentration – Real Estate Portfolio 15 Annualized Base Rent and Annualized Income From Loans and Securities 16 Capital Commitments 17 Leasing Summary 18 Property List 19 — 21 Loans and Securities 22 Capitalization Capital and Key Metrics 23 Debt Detail 24 Analyst Coverage 25 Definitions 26 — 27 Table of Contents 2

Innovative Industrial Properties Forward-Looking Statements 3 This Supplemental Financial Information Package includes "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to risks and uncertainties. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: rates of default on leases for our assets; our ability to re-lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all; the extent to which Annualized Base Rent and Annualized Income from Loans and Securities are realized, including as a result of tenant defaults, prepayments or repayments of our loans, and lease terminations; concentration of our portfolio of assets and limited number of tenants and counterparties, including our significant financial exposure to IQHQ, Inc. and its affiliates through multiple investment vehicles; the estimated growth in and evolving market dynamics of the regulated cannabis market; defaults on our investments in real estate-related assets, such as the IQHQ credit facility and IQHQ preferred stock and the IQHQ Alewife Mezzanine Loan; our ability to fund our mezzanine loan commitments; our anticipated yields, returns and accretive impact of our mezzanine debt and other investments; our ability to identify, acquire, or profitably operate life science properties; market dynamics in the life science sector; the demand for regulated cannabis cultivation and processing facilities; decreased economic activity due to fluctuations in trade policies, tariffs, and related government actions; inflation dynamics; the impact of pandemics on us, our business, our tenants, or the economy generally; war and other hostilities, including the conflicts in Ukraine and Iran; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law; availability of suitable investment opportunities in the regulated cannabis industry; our understanding of our competition and our potential tenants’ alternative financing sources; the expected medical-use or adult-use cannabis legalization in certain states; shifts in public opinion regarding regulated cannabis; the potential impact on us from litigation matters, and governmental inquiries, investigations, subpoenas, or enforcement actions, including rising liability and insurance costs; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult-use cannabis in our facilities; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to access equity or debt capital; financing rates for our target assets; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition; our ability to extend, refinance or repay our indebtedness as it matures, including our Revolving Credit Facility; our ability to maintain our investment grade credit rating; changes in the values of our assets; our expected portfolio of assets; our expected investments; interest rate mismatches between our assets and our borrowings used to fund such investments; changes in interest rates and the market value of our assets; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; how and when any forward equity sales may settle; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; availability of qualified personnel; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in our filings and reports. This supplemental financial information package includes certain non-GAAP financial measures. These non-GAAP measures are presented for supplemental information and should not be considered a substitute for financial information presented in accordance with GAAP. The definition of these non-GAAP measures is set forth under the section entitled "Definitions." Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are set forth in sections entitled “FFO, Normalized FFO, and AFFO Reconciliation” and “EBITDA Reconciliation.” Market and industry data are included in this presentation. We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties. We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable. However, this information may prove to be inaccurate. No representation or warranty is made as to the accuracy of such information. All amounts shown in this report are unaudited. This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc. Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc. shall be made only by means of a prospectus approved for that purpose.

Company Overview

Innovative Industrial Properties, Inc. (NYSE: IIPR) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and financial investments in the life science industry. As of September 30, 2026, we owned 108 properties comprising an aggregate of approximately 8.4 million rentable square feet in 19 states and had $545 million of financial investments in the life science industry.(1) For additional information, please visit www.innovativeindustrialproperties.com.

Executive Management

Alan Gold
Executive Chairman

Paul Smithers
President, Chief Executive Officer & Director

David Smith
Chief Financial Officer & Treasurer

Catherine Hastings
Chief Operating Officer

Ben Regin
Chief Investment Officer

Board of Directors

Alan Gold
Director, Executive Chairman

Paul Smithers
Director, President & Chief Executive Officer

Bruce Ives*
Director, Nominating and Corporate Governance Committee Chair

Scott Shoemaker, MD*
Director, Compensation Committee Chair

David Boyle*
Director, Audit Committee Chair

Contact Information

Corporate Headquarters – Innovative Industrial Properties, Inc.
11440 West Bernardo Court, STE 100
San Diego, California 92127
858-997-3332

Public Markets Detail
Ticker: IIPR
Exchange: NYSE

Website
www.innovativeindustrialproperties.com

LinkedIn
www.linkedin.com/company/innovative-industrial-properties

Investor Relations Contact

Eli Kanter
Director, Finance
eli.kanter@iipreit.com

Note: * Denotes independent director
1) $134M relating to the IQHQ mezzanine loan commitment has not yet been funded.

Innovative Industrial Properties 4

Quarterly Performance Summary

	Historical Quarterly Results				
	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Total Revenues	$64,920	$63,315	$68,996	$66,657	$64,685
General and administrative expense	$8,458	$7,719	$10,349	$7,967	$8,681
General and administrative expense / total revenues	13 %	12 %	15 %	12 %	13 %
Net income attributable to common stockholders	$28,708	$40,665	$30,155	$30,705	$28,288
Net income attributable to common stockholders - diluted ("EPS")	$0.99	$1.36	$1.02	$1.06	$0.97
Funds from operations attributable to common stockholders - diluted ("FFO")[1]	$48,847	$47,617	$48,317	$49,569	$46,927
FFO per common share - diluted[1]	$1.75	$1.64	$1.70	$1.75	$1.66
Normalized FFO attributable to common stockholders - diluted ("Normalized FFO")[1]	$50,234	$49,214	$50,585	$50,377	$45,156
Normalized FFO per common share - diluted[1]	$1.80	$1.70	$1.78	$1.78	$1.60
Adjusted funds from operations attributable to common stockholders - diluted ("AFFO")[1]	$54,777	$53,009	$53,434	$53,333	$48,348
AFFO per common share - diluted[1]	$1.96	$1.83	$1.88	$1.88	$1.71
Common stock dividend per share[2]	$1.90	$1.90	$1.90	$1.90	$1.90
AFFO Payout Ratio[3]	97 %	104 %	101 %	101 %	111 %
Total Gross Assets[4]	$3.0B	$3.0B	$2.8B	$2.7B	$2.7B
% Leased - Operating Portfolio	90.0 %	95.8 %	97.8 %	96.7 %	95.8 %

Total Revenues



$64,685
$66,657
$68,996
$63,315
$64,920
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Normalized FFO Per Share[1]



$1.60
$1.78
$1.78
$1.70
$1.80
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

AFFO Per Share[1]



$1.71
$1.88
$1.88
$1.83
$1.96
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Note: Dollars in thousands except for $/share or otherwise noted. All per share amounts are shown on a diluted basis.
1) Refer to "FFO, Normalized FFO, and AFFO Reconciliation" for additional details.
2) Reflects quarterly common stock dividend declared in the quarter.
3) Calculated by dividing the common stock dividend declared per share by AFFO per common share - diluted.
4) Dollars in billions.

Innovative Industrial Properties 5

Innovative Industrial Properties , September 30, December 31, (In thousands, except share and per share amounts) 2026 2025 Assets Real estate, at cost Land $141,289 $146,320 Buildings and improvements 2,191,688 2,269,597 Construction in progress 35,041 40,593 Total real estate, at cost 2,368,018 2,456,510 Less accumulated depreciation (387,234) (343,062) Net real estate held for investment 1,980,784 2,113,448 Life science investments 417,416 152,665 Loans receivable 71,800 22,800 Cash and cash equivalents 142,352 47,597 Restricted cash 2,908 — In-place lease intangible assets, net 3,727 6,366 Other assets, net 31,728 27,982 Total assets $2,650,715 $2,370,858 Liabilities and stockholders’ equity Liabilities Notes due 2026, net $— $290,602 Exchangeable notes, net 389,749 — Term loans, net 118,710 — Revolving credit facilities 187,500 102,500 Accounts payable and accrued expenses 13,358 10,870 Dividends payable 56,314 54,913 Rent received in advance and tenant security deposits 41,525 50,307 Other liabilities 13,077 13,662 Total liabilities 820,233 522,854 Stockholders’ equity Preferred stock, par value $0.001 per share, 75,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 5,666,082 and 2,019,525 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively 128,995 47,780 Common stock, par value $0.001 per share, 100,000,000 shares authorized: 27,570,861 and 28,022,975 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively 28 28 Additional paid-in capital 2,075,619 2,113,184 Dividends in excess of earnings (374,160) (312,988) Total stockholders’ equity 1,830,482 1,848,004 Total liabilities and stockholders’ equity $2,650,715 $2,370,858 Balance Sheet 6

Innovative Industrial Properties For the Three Months Ended For the Nine Months Ended September 30, September 30, (In thousands, except share and per share amounts) 2026 2025 2026 2025 Revenues: Rental (including tenant reimbursements) $64,743 $64,292 $196,553 $198,855 Other 177 393 678 443 Total revenues 64,920 64,685 197,231 199,298 Expenses: Property expenses 6,939 7,951 21,711 22,197 General and administrative expense 8,458 8,681 26,526 25,768 Depreciation and amortization expense 19,572 18,639 56,955 55,530 Impairment loss on real estate 567 — 567 3,527 Total expenses 35,536 35,271 105,759 107,022 Gain (loss) on sale of real estate, net — — 12,269 — Income from operations 29,384 29,414 103,741 92,276 Interest and other income 14,331 4,416 31,414 7,599 Interest expense (11,820) (4,525) (26,599) (13,469) Net income 31,895 29,305 108,556 86,406 Preferred stock dividends (3,187) (1,017) (9,028) (2,676) Net income attributable to common stockholders $28,708 $28,288 $99,528 $83,730 Net income attributable to common stockholders per share: Basic $1.01 $0.99 $3.45 $2.91 Diluted $0.99 $0.97 $3.38 $2.87 Weighted-average shares outstanding: Basic 27,356,738 27,912,881 27,928,270 28,036,179 Diluted 27,961,629 28,303,600 28,465,209 28,402,063 Net Income 7

Innovative Industrial Properties For the Nine Months Ended September 30, (In thousands) 2026 2025 Cash flows from operating activities Net income $108,556 $86,406 Adjustments to reconcile net income to net cash provided by (used in) operating activities Depreciation and amortization 56,955 55,530 Impairment loss on real estate 567 3,527 Loss (gain) on sale of real estate, net (12,269) — Paid-in-kind dividends and interest income on life science investments (5,083) — Stock-based compensation 8,721 7,434 Amortization of debt discount and issuance costs 3,402 1,431 Other non-cash adjustments (3,520) 17 Changes in assets and liabilities Other assets, net (3,601) (2,836) Accounts payable, accrued expenses and other liabilities 5,454 2,753 Rent received in advance and tenant security deposits (8,781) (5,980) Net cash provided by (used in) operating activities 150,401 148,282 Cash flows from investing activities Investments in real estate — (7,857) Investments in life science debt instruments (108,520) (100,235) Investments in life science equity securities (150,000) (5,000) Proceeds from sale of real estate assets 45,192 1,750 Funding of draws for improvements and construction (6,039) (20,976) Purchases of short-term investments — (5,258) Maturities of short-term investments — 5,000 Net cash provided by (used in) investing activities (219,367) (132,576) Cash flows from financing activities Issuance of common stock, net of issuance costs 44,031 — Repurchase of common stock (88,969) (20,108) Issuance of preferred stock, net of issuance costs 81,215 19,111 Proceeds from issuance of exchangeable notes 402,500 — Proceeds from term loans 148,660 — Principal payments on debt and term loans (318,313) (8,697) Draws on revolving credit facilities 220,000 50,000 Repayments on revolving credit facilities (135,000) — Payment of deferred financing costs (17,820) — Dividends paid to common stockholders (161,350) (162,499) Dividends paid to preferred stockholders (6,977) (2,223) Taxes paid related to net share settlement of equity awards (1,348) (864) Net cash provided by (used in) financing activities 166,629 (125,280) Net increase (decrease) in cash, cash equivalents and restricted cash 97,663 (109,574) Cash and cash equivalents, beginning of period 47,597 146,245 Cash, cash equivalents and restricted cash, end of period $145,260 $36,671 Supplemental disclosure of cash flow information Cash paid during the period for interest, net of interest capitalized $17,535 $8,019 Supplemental disclosure of non-cash investing and financing activities Accrual for current-period additions to real estate $354 $3,541 Accrual for common and preferred stock dividends declared 56,314 54,793 Statements of Cash Flows 8

FFO, Normalized FFO, and AFFO Reconciliation

(In thousands, except share and per share amounts)	For the Three Months Ended September 30, 2026	2025	For the Nine Months Ended September 30, 2026	2025
Net income attributable to common stockholders	$28,708	$28,288	$99,528	$83,730
Real estate depreciation and amortization	19,572	18,639	56,955	55,530
Impairment loss on real estate	567	–	567	3,527
Loss (gain) on sale of real estate, net	–	–	(12,269)	–
FFO attributable to common stockholders	48,847	46,927	144,781	142,787
Litigation-related expense	784	604	3,966	1,423
Loss (gain) on partial repayment of notes due 2026	–	–	–	(32)
Income on seller-financed notes[1]	223	(2,375)	669	(1,058)
Deferred lease payments received on sales-type leases[2]	351	–	1,051	25
Transaction costs and other[3]	29	–	(434)	–
Normalized FFO attributable to common stockholders	50,234	45,156	150,033	143,145
Stock-based compensation	3,311	2,684	8,721	7,434
Non-cash interest expense	1,545	485	3,402	1,431
Non-cash accretion of life science investments	(336)	–	(1,005)	–
Above-market lease amortization	23	23	69	69
AFFO attributable to common stockholders	$54,777	$48,348	$161,220	$152,079
FFO per common share - diluted	$1.75	$1.66	$5.09	$5.03
Normalized FFO per common share - diluted	$1.80	$1.60	$5.27	$5.04
AFFO per common share - diluted	$1.96	$1.71	$5.66	$5.35
Weighted average common shares used for FFO, Normalized FFO and AFFO:				
Basic	27,356,738	27,912,881	27,928,270	28,036,179
Restricted stock and RSUs	604,891	390,719	536,939	365,884
Diluted	27,961,629	28,303,600	28,465,209	28,402,063

1) Positive amounts reflect non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet. For both the three and nine months ended September 30, 2025, the negative amounts resulted from the recognition of $2.6 million of non-refundable cash payments received on one of the seller-financed notes as interest and other income in connection with the termination of the seller-financed note.
2) Amounts reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability and is included in other liabilities in our consolidated balance sheets as the transaction did not qualify for recognition as a completed sale.
3) Amounts reflects other items that are considered to be infrequent and unusual in nature and/or not related to our core real estate operation. For the nine months ended September 30, 2026, amount reflects certain financing costs that were not capitalizable and the write-off of certain liabilities.

Innovative Industrial Properties 9

EBITDA Reconciliation

(In thousands)	For the Three Months Ended September 30, 2026	For the Three Months Ended September 30, 2025	For the Nine Months Ended September 30, 2026	For the Nine Months Ended September 30, 2025
Net Income:	$31,895	$29,305	$108,556	$86,406
Adjustments for EBITDA:				
Interest expense	11,820	4,525	26,599	13,469
Taxes (including corporate tax expense in G&A)	1	(2)	209	206
Depreciation and amortization expense	19,572	18,639	56,955	55,530
Above-market lease amortization	23	23	69	69
Non-cash accretion of life science investments	(336)	–	(1,005)	–
Corp. asset depreciation (included in G&A expense)	23	27	73	84
EBITDA	$62,998	$52,517	$191,456	$155,764
Adjustments for Adjusted EBITDA:				
Non-cash stock-based compensation expense	3,311	2,684	8,721	7,434
Impairment loss on real estate	567	–	567	3,527
Loss (gain) on sale of real estate, net	–	–	(12,269)	–
Income on seller-financed notes[1]	223	(2,375)	669	(1,058)
Deferred lease payments received on sales-type leases[2]	351	–	1,051	25
Transaction costs and other[3]	29	–	(434)	
Adjusted EBITDA	$67,479	$52,826	$189,761	$165,692

1) Positive amounts reflect non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet. For both the three and nine months ended September 30, 2025, the negative amounts resulted from the recognition of $2.6 million of non-refundable cash payments received on one of the seller-financed notes as interest and other income in connection with the termination of the seller-financed note.
2) Amounts reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability and is included in other liabilities in our consolidated balance sheets as the transaction did not qualify for recognition as a completed sale.
3) Amounts reflects other items that are considered to be infrequent and unusual in nature and/or not related to our core real estate operation. For the nine months ended September 30, 2026, amount reflects certain financing costs that were not capitalizable and the write-off of certain liabilities.

Innovative Industrial Properties 10

Historical Net Income

(In thousands, except share and per share amounts)	Historical Quarterly Results Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Revenues:					
Rental (including tenant reimbursements)	$64,743	$62,890	$68,920	$66,631	$64,292
Other	177	425	76	26	393
Total revenues	64,920	63,315	68,996	66,657	64,685
Expenses:					
Property expenses	6,939	7,196	7,576	7,980	7,951
General and administrative expense	8,458	7,719	10,349	7,967	8,681
Depreciation and amortization expense	19,572	18,799	18,584	18,538	18,639
Impairment loss on real estate	567	–	–	–	–
Total expenses	35,536	33,714	36,509	34,485	35,271
Gain (loss) on sale of real estate, net	–	11,847	422	(326)	–
Income from operations	29,384	41,448	32,909	31,846	29,414
Interest and other income	14,331	10,752	6,331	6,721	4,416
Interest expense	(11,820)	(8,348)	(6,431)	(6,726)	(4,525)
Net income	31,895	43,852	32,809	31,841	29,305
Preferred stock dividends	(3,187)	(3,187)	(2,654)	(1,136)	(1,017)
Net income attributable to common stockholders	$28,708	$40,665	$30,155	$30,705	$28,288
Net income attributable to common stockholders per share:					
Basic	$1.01	$1.39	$1.04	$1.07	$0.99
Diluted	$0.99	$1.36	$1.02	$1.06	$0.97
Weighted-average shares outstanding:					
Basic	27,356,738	28,443,143	27,991,910	27,913,384	27,912,881
Diluted	27,961,629	29,992,248	28,467,184	28,303,530	28,303,600

Innovative Industrial Properties 11

Historical FFO, Normalized FFO, and AFFO Reconciliation

	Historical Quarterly Results				
(In thousands, except share and per share amounts)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Net income attributable to common stockholders	$28,708	$40,665	$30,155	$30,705	$28,288
Real estate depreciation and amortization	19,572	18,799	18,584	18,538	18,639
Impairment loss on real estate	567	–	–	–	–
Loss (gain) on sale of real estate, net	–	(11,847)	(422)	326	–
FFO attributable to common stockholders	48,847	47,617	48,317	49,569	46,927
Litigation-related expense	784	1,312	1,870	585	604
Income on seller-financed notes[1]	223	223	223	223	(2,375)
Deferred lease payments received on sales-type leases[2]	351	525	175	–	–
Transaction costs and other[3]	29	(463)	–	–	–
Normalized FFO attributable to common stockholders	50,234	49,214	50,585	50,377	45,156
Stock-based compensation	3,311	2,826	2,584	2,698	2,684
Non-cash interest expense	1,545	1,281	576	568	485
Non-cash accretion of life science investments	(336)	(335)	(334)	(333)	–
Above-market lease amortization	23	23	23	23	23
AFFO attributable to common stockholders	$54,777	$53,009	$53,434	$53,333	$48,348
FFO per common share - diluted	$1.75	$1.64	$1.70	$1.75	$1.66
Normalized FFO per common share - diluted	$1.80	$1.70	$1.78	$1.78	$1.60
AFFO per common share - diluted	$1.96	$1.83	$1.88	$1.88	$1.71
Weighted average common shares used for FFO, Normalized FFO and AFFO:					
Basic	27,356,738	28,443,143	27,991,910	27,913,384	27,912,881
Restricted stock and RSUs	604,891	529,228	475,274	390,146	390,719
Diluted	27,961,629	28,972,371	28,467,184	28,303,530	28,303,600

1) Positive amounts reflect non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet. For the three months ended September 30, 2025, the negative amount resulted from the recognition of $2.6 million of non-refundable cash payments received on one of the seller-financed notes as interest and other income in connection with the termination of the seller-financed note.
2) Amounts reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability and is included in other liabilities in our consolidated balance sheets as the transaction did not qualify for recognition as a completed sale.
3) Amounts reflects other items that are considered to be infrequent and unusual in nature and/or not related to our core real estate operation. For the three months ended June 30, 2026, amount reflects certain financing costs that were not capitalizable and write-off of certain liabilities.

Innovative Industrial Properties 12

Innovative Industrial Properties Historical Quarterly Results (In thousands) Q3 2026 Q2 2026 Q1 2026 Q4 2025 Q3 2025 Net Income $31,895 $43,852 $32,809 $31,841 $29,305 Adjustments for EBITDA: Interest expense 11,820 8,348 6,431 6,726 4,525 Taxes (including corporate tax expense in G&A) 1 66 142 1 (2) Depreciation and amortization expense 19,572 18,799 18,584 18,538 18,639 Above-market lease amortization 23 23 23 23 23 Non-cash accretion of life science investments (336) (335) (334) (333) — Corp. asset depreciation (included in G&A expense) 23 24 26 27 27 EBITDA $62,998 $70,777 $57,681 $56,823 $52,517 Adjustments for Adjusted EBITDA: Non-cash stock-based compensation expense 3,311 2,826 2,584 2,698 2,684 Impairment loss on real estate 567 — — — — Loss (gain) on sale of real estate, net — (11,847) (422) 326 — Income on seller-financed notes(1) 223 223 223 223 (2,375) Deferred lease payments received on sales-type leases(2) 351 525 175 — — Transaction costs and other(3) 29 (463) — — — Adjusted EBITDA $67,479 $62,041 $60,241 $60,070 $52,826 Historical EBITDA Reconciliation 1) Positive amounts reflect non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet. For the three months ended September 30, 2025, the negative amount resulted from the recognition of $2.6 million of non-refundable cash payments received on one of the seller-financed notes as interest and other income in connection with the termination of the seller-financed note. 2) Amounts reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability and is included in other liabilities in our consolidated balance sheets as the transaction did not qualify for recognition as a completed sale. 3) Amounts reflects other items that are considered to be infrequent and unusual in nature and/or not related to our core real estate operation. For the three months ended June 30, 2026, amount reflects certain financing costs that were not capitalizable and write-off of certain liabilities. 13

Innovative Industrial Properties Highlights CANNABIS 79.0% LIFE SCIENCES 20.8% $297M BASE RENT / INTEREST(1) PORTFOLIO COMPOSIT ION 90% Leased Operating Portfolio $545M Financial Investment in Life Science(3) PORTFOLIO HIGHLIGHTS 37 Tenants 10.8 Years Weighted Average Lease Length 8.4M Total Square Feet(4) 108 Properties OTHER 0.2% Note: As of September 30, 2026. Refer to “Definitions” for additional details. 1) Based on “Annualized Base Rent and Annualized Income from Loans and Securities (“Base Rent / Interest”)”. 2) Dollars in billions. Based on “Total Invested Capital”. 3) $134M relating to the IQHQ mezzanine loan commitment has not yet been funded. 4) Includes 202,000 square feet under development or redevelopment. $297M Base Rent / Interest(1) $2.9B Total Invested Capital(2) 14

Innovative Industrial Properties Geographic Concentration – Real Estate Portfolio Note: As of September 30, 2026, values in thousands except for property count, $/PSF, or otherwise noted. Refer to “Definitions” for additional details. 1) Includes 202,000 square feet under development or redevelopment. 2) Dollars in billions. Based on “Total Real Estate Invested Capital”. 3) Based on “Annualized Base Rent”. 19 States 8.4M Square Feet(1) $2.4B RE Invested Capital(2) 108 Properties 10-20% 0-5% 5-10% % ABR State % of ABR(3) IL 18.5% MA 16.2% PA 14.7% MI 11.1% FL 6.9% MD 6.3% NJ 5.5% CA 4.4% OH 4.1% MO 2.0% Other 10.3% Total 100.0% 15

Annualized Base Rent and Annualized Income From Loans and Securities

Annualized Base Rent

#	Tenant	IIPR Portfolio ABR $[1]	%[2]	Square Feet[3]	# of Leases
1	Ascend Wellness Holdings	$32,184	10.8 %	624	4
2	Green Thumb Industries	23,247	7.8 %	664	3
3	Curaleaf	23,101	7.8 %	637	8
4	Trulieve	20,492	6.9 %	740	6
5	Holistic Industries	17,789	6.0 %	298	4
6	Cresco Labs	17,428	5.9 %	380	5
7	4Front Ventures[4]	15,728	5.3 %	374	3
8	AYR Wellness	10,211	3.4 %	238	3
9	TILT Holdings[5]	7,102	2.4 %	162	2
10	Jushi	6,688	2.3 %	145	1
	Other	48,548	16.4 %	4,118	48
	Total	**$222,518**	**75.0 %**	**8,380**	**87**

Income Composition[2]



16.4%
25.0%
58.6%
$297M
BASE RENT / INTEREST
Top 10 Tenants
Income from Loans and Securities
Other

Annualized Base Rent and Annualized Income from Loans and Securities

	Total Commitments As of 09/30/2026	Principal Amount Outstanding	Maturity / Wtd. Avg. Maturity	Wtd. Avg. Interest Rate	Annualized Income
Annualized Income from Loans and Securities					
Secured Notes	$80,500	$80,300	0.6 Years	15.6 %	$12,493
Mezzanine	245,000	111,018	1.4 Years	15.6 %	17,286
Revolving Credit Facility	100,000	101,508	2.0 Years	13.5 %	13,704
Preferred Equity	200,000	204,373	Perpetual	15.0 %	30,656
Total / Weighted Average	**$625,500**	**$497,199**	**1.4 Years**	**14.9 %**	**$74,138**
Total Annualized Base Rent and Annualized Income from Loans and Securities					**$296,656**

Note: As of September 30, 2026, unless otherwise noted.
1) Dollars in thousands. Refer to "Annualized Base Rent ("ABR")" for additional details.
2) Based on "Annualized Base Rent and Annualized Income from Loans and Securities ("Base Rent / Interest")".
3) Square feet in thousands.
4) These leases are in default, as disclosed in our 8-K filed on March 28, 2025. Includes one property acquired in January 2022 for $16.0 million, which did not satisfy the requirements for sale leaseback accounting, and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.
5) These leases are in default, as disclosed in our 8-K filed on March 28, 2025.

Innovative Industrial Properties 16

Innovative Industrial Properties $5,570 $7,750 $270,000 $275,000 Real Estate Loans and Securities Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Capital Commitments Note: Values in thousands. For real estate, capital commitments consist of purchase prices of acquisitions and commitments to fund construction and improvements at properties made during the applicable period. Excludes transaction costs and commitments related to senior secured loans. Mezzanine blended interest rate based upon the expected rate in place upon full funding of the total commitment. Two Year Capital Commitment History Third Quarter Capital Commitments 17 Total Blended Closing / Execution Commitments Interest Rate Loans and Securities Mezzanine Sep-26 $245,000 15.6 % Preferred Equity Sep-26 30,000 15.0 % Total / Wtd. Avg. $275,000 15.5%

Innovative Industrial Properties 0% 0% 2% 1% 7% 2% 0% 1% 10% 10% 65% 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Thereafter # of Rentable Square Feet Tenant State Closing / Execution Leases # % of Total Portfolio Gramlin California Jan-26 1 204 2% Non-Cannabis Tenant California Jan-26 1 5 0% Gramlin California Mar-26 1 56 1% Grown Rogue Illinois Mar-26 1 66 1% Curaleaf Ohio Apr-26 1 58 1% North Adams, MA (Undisclosed Tenant) Massachusetts Aug-26 1 71 1% Needles CA (Undisclosed Tenant) California Aug-26 1 46 1% Needles CA (Undisclosed Tenant) California Aug-26 1 20 0% Grown Rogue New York Aug-26 1 196 2% Olympia WA (Undisclosed Tenant) Washington Aug-26 1 114 1% Vireo Ohio Sep-26 1 157 2% Total 11 993 12% Note: Rentable square feet values in thousands. 1) As a % of annualized base rent. Leasing Summary 2026 Leasing Activity as of September 30, 2026 Representing $223 Million in Annualized Base Rent Expiring Leases 2 1 3 3 6 7 0 10 10 10 35 Lease Expiration Schedule as of September 30, 2026(1) 18

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet			Invested Capital $			Total $ / Square Feet
						In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	
	Operating: Cannabis - Industrial											
1	4Front Ventures	Illinois	Matteson	8/3/2021	100.0 %	250	–	250	$71,684	$–	$71,684	$287
2	4Front Ventures*	Massachusetts	Holliston	1/28/2022	100.0 %	57	–	57	16,000	–	16,000	281
3	Ascend Wellness Holdings	Illinois	Barry	12/21/2018	100.0 %	166	–	166	71,000	–	71,000	428
4	Ascend Wellness Holdings	Massachusetts	Athol	4/2/2020	100.0 %	199	–	199	63,900	–	63,900	321
5	Ascend Wellness Holdings	New Jersey	Franklin	2/10/2022	100.0 %	114	–	114	55,000	–	55,000	482
6	Ascend Wellness Holdings	Michigan	Lansing	7/2/2019	100.0 %	145	–	145	24,150	–	24,150	167
7	AYR Wellness	Florida	Ocala	6/7/2024	100.0 %	145	–	145	38,565	1,935	40,500	279
8	AYR Wellness	Ohio	Akron	5/14/2019	100.0 %	11	–	11	3,550	–	3,550	323
9	Barberry Place	Colorado	Denver	12/14/2021	– %	12	–	12	3,276	–	3,276	273
10	Berry Green	Michigan	Warren	10/9/2019	100.0 %	205	–	205	83,595	–	83,595	408
11	Calyx Peak	Missouri	Smithville	9/17/2021	100.0 %	85	–	85	28,250	–	28,250	332
12	Cresco Labs	Michigan	Marshall	4/22/2020	100.0 %	115	–	115	32,000	–	32,000	278
13	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0 %	51	–	51	25,496	104	25,600	502
14	Cresco Labs	Illinois	Joliet	10/22/2019	100.0 %	39	–	39	20,950	–	20,950	537
15	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0 %	51	–	51	13,545	–	13,545	266
16	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0 %	179	–	179	60,889	751	61,640	344
17	Curaleaf	Illinois	Litchfield	10/30/2019	100.0 %	127	–	127	40,000	–	40,000	315
18	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0 %	123	–	123	35,000	–	35,000	285
19	Curaleaf	Ohio	Buckeye Lake	3/13/2019	100.0 %	58	–	58	20,000	2,000	22,000	379
20	Curaleaf	Massachusetts	Webster	9/1/2022	100.0 %	108	–	108	21,500	–	21,500	199
21	Curaleaf	North Dakota	Fargo	12/20/2019	100.0 %	33	–	33	12,190	–	12,190	369
22	Gramlin	California	Desert Hot Springs	10/15/2021	100.0 %	204	–	204	63,500	–	63,500	311
23	Gramlin	California	Palm Springs	4/16/2019	100.0 %	56	–	56	35,530	–	35,530	634
24	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0 %	300	–	300	94,600	–	94,600	315
25	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0 %	266	–	266	50,000	–	50,000	188
26	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0 %	98	–	98	32,200	–	32,200	329
27	Grown Rogue	New York	Hamptonburgh	12/19/2016	100.0 %	186	10	196	130,628	–	130,628	666
28	Grown Rogue	Illinois	Dwight	10/30/2019	100.0 %	66	–	66	28,000	–	28,000	424
29	Hamilton Road	Florida	Lakeland	9/18/2020	– %	220	–	220	56,400	–	56,400	256
30	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0 %	72	–	72	33,719	31	33,750	469
31	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0 %	108	–	108	25,629	21	25,650	238
32	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0 %	55	–	55	19,750	–	19,750	359
33	Horton Drive	Pennsylvania	Saxton	5/20/2019	– %	270	–	270	42,891	–	42,891	159
34	Jushi	Pennsylvania	Scranton	4/6/2018	100.0 %	145	–	145	45,800	–	45,800	316
35	Life Science Dr	Pennsylvania	Olyphant	8/7/2019	– %	56	–	56	28,000	–	28,000	500
36	Lume Cannabis Company	Michigan	Dimondale	8/2/2018	100.0 %	56	–	56	17,634	165	17,799	318
37	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0 %	87	–	87	25,000	–	25,000	287
38	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	10/2/2024	100.0 %	23	–	23	5,570	–	5,570	242
39	Mitten Extracts	Michigan	Dimondale	4/16/2021	100.0 %	201	–	201	72,079	–	72,079	359
40	N. West Blvd	New Jersey	Vineland	7/16/2020	– %	50	–	50	11,820	–	11,820	236
41	Needles CA (Undisclosed Tenant)	California	Needles	9/11/2019	100.0 %	46	–	46	10,100	–	10,100	220
42	Needles CA (Undisclosed Tenant)	California	Needles	9/11/2019	100.0 %	20	–	20	4,841	–	4,841	242
43	North Adams, MA (Undisclosed Tenant)	Massachusetts	North Adams	5/26/2021	100.0 %	71	–	71	26,800	70	26,870	378
44	North Palm Springs CA (Undisclosed Tenant)	California	North Palm Springs	5/12/2020	100.0 %	70	–	70	18,107	–	18,107	259
45	Olympia WA (Undisclosed Tenant)	Washington	Olympia	12/17/2020	100.0 %	114	–	114	17,500	–	17,500	154
46	Perpetual Brands	Massachusetts	Holliston	5/31/2018	100.0 %	58	–	58	31,159	23	31,183	538
47	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0 %	43	–	43	12,710	–	12,710	296
48	Texas Original	Texas	Bastrop	6/14/2022	100.0 %	75	–	75	22,000	–	22,000	293
49	The Cannabist Company	Colorado	Denver	10/30/2018	100.0 %	58	–	58	11,250	–	11,250	194
50	The Pharm	Arizona	Willcox	12/15/2017	100.0 %	358	–	358	20,000	–	20,000	56

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2026.

*This property did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties

19

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested Capital $: Invested	Invested Capital $: Committed	Invested Capital $: Total $	Total $ / Square Feet
51	TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0 %	58	–	58	$15,000	$–	$15,000	$259
52	Tri-Mountain Pure**	Pennsylvania	Pittsburgh	5/13/2021	100.0 %	239	–	239	68,368	64	68,432	286
53	Trulieve	Massachusetts	Holyoke	7/26/2019	100.0 %	150	–	150	43,500	–	43,500	290
54	Trulieve	Florida	Alachua	1/22/2021	100.0 %	295	–	295	41,650	–	41,650	141
55	Trulieve	Maryland	Hancock	8/13/2021	100.0 %	115	–	115	29,515	–	29,515	257
56	Trulieve	Florida	Quincy	10/23/2019	100.0 %	120	–	120	17,000	–	17,000	142
57	Trulieve	Arizona	Cottonwood	4/27/2022	100.0 %	17	–	17	5,238	–	5,238	308
58	Trulieve	Nevada	Las Vegas	7/12/2019	100.0 %	43	–	43	9,600	–	9,600	223
59	Verdant	California	Cathedral City	3/25/2022	100.0 %	23	–	23	15,250	–	15,250	663
60	Verdant	Maryland	Frederick	2/21/2025	100.0 %	22	–	22	7,750	–	7,750	352
61	Vireo	Ohio	Columbus	3/3/2023	100.0 %	157	–	157	46,429	–	46,429	296
62	Vireo	Minnesota	Otsego	11/8/2017	100.0 %	89	–	89	9,710	–	9,710	109
63	Washington Street	Colorado	Denver	12/14/2021	– %	18	–	18	9,917	–	9,917	551
64	West Lake Drive	Florida	Wimauma	3/11/2020	– %	373	–	373	51,500	–	51,500	138
	Operating: Cannabis - Industrial Subtotal / Wtd. Avg.				**90.3 %**	**7,424**	**10**	**7,434**	**$2,104,186**	**$5,164**	**$2,109,350**	**$284**
	Operating: Cannabis - Retail											
65	1804 Needles	California	Needles	8/29/2019	– %	6	–	6	$888	$–	$888	$148
66	Bent Avenue North	Colorado	Las Animas	12/14/2021	– %	2	–	2	400	–	400	200
67	Curaleaf	North Dakota	Dickinson	12/14/2021	100.0 %	5	–	5	2,045	–	2,045	409
68	Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0 %	4	–	4	1,614	–	1,614	404
69	Dahlia Street	Colorado	Commerce City	2/21/2020	– %	5	–	5	2,300	–	2,300	460
70	East 6th Avenue	Colorado	Ordway	12/14/2021	– %	2	–	2	400	–	400	200
71	Elm Avenue	Colorado	Rocky Ford	12/14/2021	– %	13	–	13	400	–	400	31
72	Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0 %	3	–	3	3,372	28	3,400	1,133
73	Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0 %	6	–	6	2,180	–	2,180	363
74	Main Street	Pennsylvania	Bradford	12/14/2021	– %	3	–	3	1,058	–	1,058	353
75	S. Federal Blvd.	Colorado	Englewood	12/14/2021	– %	4	–	4	1,778	–	1,778	445
76	South Cedar Street	Michigan	Lansing	11/4/2019	– %	14	–	14	2,225	–	2,225	159
77	South Mason Drive	Michigan	Newaygo	11/8/2019	– %	2	–	2	995	–	995	498
78	Southgate Place	Colorado	Pueblo	2/19/2020	– %	3	–	3	1,049	–	1,049	350
79	The Cannabist Company	Colorado	Denver	12/14/2021	100.0 %	4	–	4	7,338	–	7,338	1,834
80	The Cannabist Company	Colorado	Pueblo	12/14/2021	100.0 %	6	–	6	4,878	–	4,878	813
81	The Cannabist Company	Colorado	Aurora	12/14/2021	100.0 %	5	–	5	4,229	–	4,229	846
82	The Cannabist Company	Colorado	Glenwood Springs	12/14/2021	100.0 %	4	–	4	4,187	–	4,187	1,047
83	The Cannabist Company	Colorado	Fort Collins	12/14/2021	100.0 %	5	–	5	3,977	–	3,977	795
84	The Cannabist Company	Colorado	Aurora	12/14/2021	100.0 %	4	–	4	3,601	–	3,601	900
85	The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0 %	4	–	4	2,165	–	2,165	541
86	The Cannabist Company	Colorado	Aurora	12/14/2021	100.0 %	5	–	5	1,991	–	1,991	398
87	The Cannabist Company	Colorado	Trinidad	12/14/2021	100.0 %	9	–	9	1,728	–	1,728	192
88	The Cannabist Company	Colorado	Edgewater	12/14/2021	100.0 %	5	–	5	1,089	–	1,089	218
89	The Cannabist Company	Colorado	Sheridan	12/14/2021	100.0 %	2	–	2	890	–	890	445
90	Verano	Pennsylvania	Harrisburg	3/23/2022	100.0 %	3	–	3	2,750	–	2,750	917
91	Vireo	Colorado	Aurora	12/14/2021	100.0 %	2	–	2	1,674	–	1,674	837
92	Vireo	Colorado	Berthoud	12/14/2021	100.0 %	6	–	6	1,406	–	1,406	234
93	Water Street	Colorado	Silver Plume	12/14/2021	– %	4	–	4	1,444	–	1,444	361
94	Wilder Road	Michigan	Bay City	11/4/2019	– %	4	–	4	1,740	–	1,740	435
	Operating: Cannabis - Retail Subtotal / Wtd. Avg.				**77.7 %**	**144**	**–**	**144**	**$65,790**	**$28**	**$65,817**	**$457**

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2026.

**Includes an additional two non-cannabis tenants currently occupying 79,000 sqft.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 20

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested Capital $: Invested	Invested Capital $: Committed	Invested Capital $: Total $	Total $ / Square Feet
	Operating: Cannabis - Industrial / Retail											
95	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100.0 %	67	–	67	$15,500	$–	$15,500	$231
96	AYR Wellness	Virginia	Richmond	1/15/2020	100.0 %	82	–	82	19,750	–	19,750	241
97	Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0 %	124	–	124	27,624	1,126	28,750	232
98	Grape Street	Colorado	Denver	12/14/2021	– %	33	–	33	8,206	–	8,206	249
99	Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0 %	63	–	63	28,500	–	28,500	452
100	Kaya Cannabis	Colorado	Denver	12/14/2021	100.0 %	6	–	6	1,299	–	1,299	217
101	Sozo	Michigan	Warren	5/14/2021	100.0 %	85	–	85	17,230	–	17,230	203
102	TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0 %	104	–	104	40,000	–	40,000	385
103	US 50 Business	Colorado	Pueblo	12/14/2021	– %	11	–	11	2,165	–	2,165	197
	Operating: Cannabis - Industrial / Retail Subtotal / Wtd. Avg.				93.6 %	575	–	575	$160,274	$1,126	$161,400	$281
	Operating: Non-Cannabis											
104	2103 Broadway	California	Needles	8/29/2019	– %	7	–	7	$1,471	$–	$1,471	$210
105	3585 and 3591 N. Del Sol Road	California	Palm Springs	4/16/2019	50.0 %	22	–	22	5,788	–	5,788	263
106	Gregory Street	Colorado	Black Hawk	12/14/2021	– %	4	–	4	1,321	–	1,321	330
107	Non-Cannabis Tenant	Michigan	Traverse City	11/25/2019	100.0 %	2	–	2	1,272	–	1,272	636
	Operating: Non-Cannabis Subtotal / Wtd. Avg.				42.3 %	35	–	35	$9,852	$–	$9,852	$281
	Operating Portfolio Total / Wtd. Avg.				90.0 %	8,178	10	8,188	$2,340,101	$6,317	$2,346,419	$287
	Dev. / Redev. Properties[3]											
108	Inland Center Drive	California	San Bernardino	11/16/2020	– %	–	192	192	$35,819	$–	$35,819	$187
	Dev. / Redev. Properties / Wtd. Avg.				– %	–	192	192	$35,819	$–	$35,819	$187
	Total Portfolio / Wtd. Avg.				88.7 %	8,178	202	8,380	$2,375,920	$6,317	$2,382,237	$284
	State Subtotal / Wtd. Avg.											
1		Pennsylvania			81.4 %	1,361	–	1,361	$384,984	$836	$385,821	$283
2		Illinois			100.0 %	965	–	965	$307,131	$104	$307,234	$318
3		Massachusetts			100.0 %	993	–	993	$305,734	$1,219	$306,953	$309
4		Michigan			98.3 %	901	–	901	$286,972	$193	$287,164	$319
5		Florida			47.9 %	1,153	–	1,153	$205,115	$1,935	$207,050	$180
6		California			79.9 %	497	192	689	$204,003	$–	$204,003	$296
7		New York			100.0 %	186	10	196	$130,628	$–	$130,628	$666
8		Ohio			100.0 %	375	–	375	$115,724	$2,000	$117,724	$314
9		New Jersey			88.6 %	291	–	291	$103,985	$–	$103,985	$357
10		Maryland			100.0 %	319	–	319	$101,554	$31	$101,585	$318
11		Colorado			60.3 %	232	–	232	$82,192	$–	$82,192	$354
12		Missouri			100.0 %	85	–	85	$28,250	$–	$28,250	$332
13		Arizona			100.0 %	375	–	375	$25,238	$–	$25,238	$67
14		Texas			100.0 %	75	–	75	$22,000	$–	$22,000	$293
15		Virginia			100.0 %	82	–	82	$19,750	$–	$19,750	$241
16		Washington			100.0 %	114	–	114	$17,500	$–	$17,500	$154
17		North Dakota			100.0 %	42	–	42	$15,849	$–	$15,849	$377
18		Minnesota			100.0 %	89	–	89	$9,710	$–	$9,710	$109
19		Nevada			100.0 %	43	–	43	$9,600	$–	$9,600	$223

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2026.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Represents properties that are not included in the Company's operating portfolio.

Innovative Industrial Properties 21

Innovative Industrial Properties Maturity Principal Loans / Origination / Wtd. Avg. Amount Securities # Investment Loan/ Security Type Date Maturity Outstanding Commitment 1 Coachella Construction Financing Secured Notes 6/25/2021 0.3 Years $22,800 $23,000 2 Harrison Township Seller Financing(1) Secured Notes 4/25/2025 1.6 Years 8,500 8,500 3 Perth Seller Financing(2) Secured Notes 5/27/2026 0.7 Years 49,000 49,000 4 Alewife Park Mezzanine 9/28/2026 1.4 Years 111,018 245,000 5 IQHQ Revolving Credit Facility 9/30/2025 2.0 Years 101,508 100,000 6 IQHQ Preferred Equity 9/30/2025 Perpetual 204,373 200,000 Loans and Securities Portfolio Total / Wtd. Avg. 1.4 Years $497,199 $625,500 Loans and Securities Note: Loan list maturity does not include available loan extensions. Dollars in thousands. 1) Relates to the seller-financed note issued by IIPR in connection with the disposition of a property in Michigan. The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller- financed note on our consolidated balance sheet. 2) Paid in full on October 2, 2026. 22

Innovative Industrial Properties As of As of Capitalization September 30, 2026 Q3 2026 Net Debt to Annualized Adjusted EBITDA September 30, 2026 Common Shares Outstanding 27,570,861 Q3 2026 Adjusted EBITDA $67,479 Share Price $52.68 Annualized Q3 2026 Adjusted EBITDA(1) $269,916 Net Debt $569,209 Equity Market Capitalization $1,452,433 Net Debt to Annualized Adjusted EBITDA Ratio(2) 2.1x Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 5,666,082 As of Q3 2026 Gross Leverage September 30, 2026 Total Preferred Equity $141,652 Net Debt $569,209 Senior Secured Debt $309,061 Total Assets $2,650,715 Senior Unsecured Debt $402,500 Depreciation $387,234 Total Gross Assets $3,037,949 Gross Debt $711,561 Net Debt to Total Gross Assets(3) 19 % Total Market Capitalization $2,305,646 Less: Cash & Cash Equivalents $142,352 Total Enterprise Value $2,163,294 As of Total Liquidity September 30, 2026 Revolving Credit Facility Availability $— Cash & Cash Equivalents $142,352 Total Liquidity $142,352 Capital and Key Metrics Note: Dollars in thousands, except share and per share amounts. 1) Annualized Adjusted EBITDA is calculated by multiplying the Quarterly Adjusted EBITDA by 4. 2) Net Debt to EBITDA Ratio is calculated by dividing Net Debt by Annualized Adjusted EBITDA. 3) Net Debt to Total Gross Assets is calculated as Net Debt divided by Gross Assets. 23

Debt Detail

Investment	Maturity Date	Maturity / Wtd. Avg. Maturity	Coupon Rate	Effective Rate	As of September 30, 2026 Commitment	Principal
Senior Secured Debt						
Revolving Credit Facility I[1]	Oct-26	0.1 Years	Prime + Spread	9.00 %	$87,500	$87,500
Revolving Credit Facility II[2]	Oct-28	2.0 Years	SOFR + 2.00 %	6.10 %	$100,000	$100,000
Term Loan I[3]	Apr-29	2.6 Years	9.00%	9.00 %		$19,854
Term Loan II[4]	May-29	2.6 Years	SOFR + 5.00 %	8.75 %		$49,730
Term Loan III[5]	Jun-31	4.7 Years	6.67%	6.67 %		$44,692
Term Loan IV[6]	Jun-31	4.7 Years	7.50%	7.50 %		$7,285
Total Senior Secured Debt		**2.0 Years**		**7.65 %**	**$187,500**	**$309,061**
Senior Unsecured Debt						
Exchangeable Senior Notes	Jun-29	2.7 Years	6.00%	6.00 %		$402,500
Total Senior Unsecured Debt		**2.7 Years**		**6.00 %**		**$402,500**
Gross Debt		**2.4 Years**		**6.72 %**		**$711,561**

Debt Maturity Schedule



Exchangeable Senior Notes
Term Loans
Credit Facilities
$87.5 Million
$100.0 Million
$69.6 Million
$402.5 Million
$52.0 Million
2026
2027
2028
2029
2030
Thereafter

Note: Dollars in thousands. Debt maturities represent the principal balance as of September 30, 2026.

1) Revolving Credit Facility Rate I interest rate is the greater of: (a) the Prime Rate in effect from time to time, plus the Applicable Margin and (b) 9.00%. As of quarter end, 9.0% is the applied rate. Subsequent to the quarter end, the maturity was extended to January 2027.
2) Revolving Credit Facility Rate II interest rate is the greater of: (a) the SOFR Rate in effect from time to time, plus 200 bps and (b) 6.1%. As of quarter end, 6.1% is the applied rate.
3) Term Loan I interest rate is fixed at 9.00%, and on a 20-year amortization schedule.
4) Term Loan II interest rate bears interest at a floating rate equal to SOFR plus 500 bps, subject to a 375 bps SOFR floor, resulting in a minimum all-in rate of 8.75%. As of quarter end, 8.75% is the applied rate. IIPR has an interest rate cap agreement with a 6.25% SOFR strike on a $56.5 million notional amount through May 5, 2029.
5) Term Loan III interest rate is fixed at 6.67% and on a 25-year amortization schedule.
6) Term Loan IV interest rate is fixed at 7.50% and on a 25-year amortization schedule.

Innovative Industrial Properties 24

Innovative Industrial Properties Analyst Coverage Analyst Research Firm Contact Information Aaron Grey Alliance Global Partners Email: agrey@allianceg.com Phone: 888-543-4448 Tom Catherwood BTIG Email: tcatherwood@btig.com Phone: 212-738-6140 Merrill Ross Compass Point Research and Trading Email: mross@compasspointllc.com Phone: 202-534-1392 Rob Stevenson Huntington Capital Markets Email: robert.stevenson@huntington.com Phone: 212-845-6139 Alexander Goldfarb Piper Sandler Email: alexander.goldfarb@psc.com Phone: 212-466-7937 Bill Kirk Roth Capital Partners Email: bkirk@roth.com Phone: 203-355-3473 Simon Yarmak Stifel Email: yarmaks@stifel.com Phone: 443-224-1345 Andy Liu Wolfe Research Email: aliu@wolferesearch.com Phone: 646-582-9257 Investor Relations Email: ir@iipreit.com Phone: 858-997-3332 25

Innovative Industrial Properties Definitions Definitions listed hereafter apply throughout the Supplemental unless otherwise specifically noted. • Adjusted Funds From Operations (“AFFO”): Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT’s operating performance. We calculate AFFO by adjusting Normalized FFO for certain non-cash items. • Annualized Base Rent (“ABR”): ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve. • Annualized Base Rent and Annualized Income from Loans and Securities (“Base Rent / Interest”): Annualized Base Rent and Annualized Income from Loans and Securities is calculated by adding ABR and Annualized Income from Loans and Securities. • Annualized Income from Loans and Securities (“Annualized Income”): Annualized Income from Loans and Securities is calculated by multiplying the principal balance as of the end of quarter, by the weighted average interest rate. • Development / Redevelopment (“Dev. / Redev.”) Properties: Defined as non-operating assets under development that are not leased and not ready for their intended use. • EBITDA and Adjusted EBITDA: EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization (including above-market lease amortization and corporate asset depreciation) and non-cash accretion of life science investments. Adjusted EBITDA is EBITDA adjusted for non-cash stock-based compensation, gain (loss) on sale of real estate, impairment loss on real estate, income on seller-financed notes, deferred lease payments received on sales-type leases, non-recurring transaction costs, and miscellaneous other non-cash expenses. Management believes EBITDA and Adjusted EBITDA are meaningful supplemental measures of a REIT’s performance because they provide additional information regarding our operating performance without giving effect to certain financing decisions, tax considerations and significant non-cash items. Adjusted EBITDA further excludes certain items that management does not consider representative of our ongoing operating performance or that may vary significantly between periods, and includes certain cash receipts not included in EBITDA. Management believes these measures facilitate comparisons of our operating performance between periods and with other REITs. In addition, EBITDA and Adjusted EBITDA are widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operating performance of a company prior to servicing debt obligations. When considered together with Net Debt, Adjusted EBITDA also provides supplemental information regarding IIPR’s financial leverage. For these reasons, management has deemed it appropriate to disclose and discuss EBITDA and Adjusted EBITDA. We do not use Adjusted EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs. • Exchangeable Senior Notes: 6.00% Exchangeable Senior Notes due 2029. • Funds From Operations (“FFO”): FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share. 26

Innovative Industrial Properties Definitions (Continued) For the purposes of calculating FFO, Normalized FFO and AFFO per diluted share, the dilutive impact of the Exchangeable Notes under the if-converted method are excluded as management believes the evaluation of operating performance based on actual diluted shares outstanding is more appropriate to facilitate consistent comparisons between reporting periods and reflects the actual shares that are entitled to common stock dividends each period. For the three and nine months ended September 30, 2026, the weighted-average potential shares necessary to settle the Exchangeable Notes under the if-converted method were 5,800,549 and 2,294,722, respectively and the cash interest expense relating to the Exchangeable Notes were $6.0 million and $7.0 million, respectively. For the three months ended June 30, 2026, the weighted-average potential shares necessary to settle the Exchangeable Notes under the if-converted method was 1,019,877 and the cash interest expense relating to the Exchangeable Notes was $1.0 million. • GAAP: Accounting principles generally accepted in the United States. • Gross Debt: Calculated as the sum of the principal amount outstanding under the revolving credit facilities, term loans, and exchangeable senior notes. • Gross Assets: Calculated as total assets plus accumulated depreciation. • Liquidity: Total liquidity consists of cash and cash equivalents (each as reported in IIPR’s consolidated balance sheet as of quarter end) and availability under IIPR’s revolving credit facilities. • Maturity / Weighted Average Maturity (“Wtd. Avg. Maturity”): Based on initial maturity, not inclusive of applicable extension options. • Net Debt: Calculated as Gross Debt less total cash and cash equivalents. • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of our core business operations. • Notes due 2026: 5.50% Unsecured Senior Notes due 2026 that matured in May. • Operating Portfolio: All properties that (a) are leased or (b) are not leased but ready for their intended use. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Total Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburse certain tenants and sellers for completion of construction and improvements at the properties and (3) includes Loans and Securities. • Total Real Estate Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburse certain tenants and sellers for completion of construction and improvements at the properties and (3) excludes Loans and Securities. • Total Portfolio: All properties, including Development / Redevelopment Properties and Operating Portfolio, as of quarter end. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • % Leased: The weighted average leased percentage of the Operating Portfolio by Total Invested Capital. Excludes Redevelopment. Includes leases that are in default, including those disclosed in our 8-K's filed on March 28, 2025 and March 16, 2026. • Weighted Average Lease Length: Calculated by weighting each remaining lease term by the Annualized Base Rent (“ABR”). 27